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                                                                    EXHIBIT 4.10

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|                               FIRST AMENDMENT                            |
|      TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT    |
|                             AND LIMITED WAIVER                           |
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  First Amendment to Amended and Restated Revolving Credit and Term Loan
Agreement and Limited Waiver (the "First Amendment"), dated as of February 12, 1997, by and among PETRO STOPPING CENTERS, L.P., a Delaware limited partnership (the "Borrower") and THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter
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defined) (collectively, the "Banks"), amending and waiving certain provisions of the Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 30, 1997 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and THE FIRST NATIONAL BANK OF BOSTON as agent for the Banks (in such capacity, the "Agent"). Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

  WHEREAS, the Borrower and the Banks have agreed to modify and waive certain terms and conditions of the Credit Agreement as specifically set forth in this First Amendment;

  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  (S)1.  AMENDMENT TO (S)1 OF THE CREDIT AGREEMENT.  Section 1 of the Credit
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Agreement is hereby amended as follows:

  (a) The definition of "Eligible Assignee" is hereby amended by inserting immediately after the words "commercial finance company" in paragraph (e) of such definition a comma and the words "mutual fund"; and

  (b) The definition of "Indebtedness" is hereby amended by deleting the words "event though" which appear in paragraph (n)(ii) of such definition and substituting in place thereof the words "even though".

  (S)2.  AMENDMENT TO (S)8 OF THE CREDIT AGREEMENT.  Section 8.3(d) of the
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Credit Agreement is hereby amended by (a) inserting immediately after the roman numeral (ii) which appears in (S)8.3(d) the words "(x) if it is a "bank" within the meaning of Section 881(c)(3)(A) of the Code,"; and (b) inserting immediately after the words "applicable year" which appear in (S)8.3(d) the words ", or (y), if such Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, such Bank has delivered (a) a certificate substantially in the form of Exhibit S and
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(b) two completed and signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any of the Notes and such documents shall be deemed to constitute such Bank's "Prescribed Forms" for purposes of the Loan Documents".

  (S)3.  AMENDMENT TO (S)10 OF THE CREDIT AGREEMENT.  Section 10.23 of the
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Credit Agreement is hereby amended by deleting the words "which is the period of
52 or 53 weeks ending as set forth in Schedule 10.23" which appear in (S)10.23
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and substituting in place thereof the words "which is the twelve months ending on December 31 of each year".
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  (S)4.  AMENDMENT TO (S)11 OF THE CREDIT AGREEMENT.  Section 11.12 of the
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Credit Agreement is hereby amended by deleting the words "shall not be permitted" which appear in the proviso of (S)11.12 and substituting in place thereof the words "shall be permitted".

  (S)5.  AMENDMENT TO (S)12 OF THE CREDIT AGREEMENT.  Section 12 of the Credit
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Agreement is hereby amended as follows:

  (a) Section 12.1(p) of the Credit Agreement is hereby amended by inserting immediately after the end of the text of (S)12.1(p) the words "undertaken solely for bona fide hedging or interest rate protection purposes"; and

  (b) Section 12.11 of the Credit Agreement is hereby amended by deleting the reference to (S)10.22 in (S)12.11 and substituting in place thereof a reference to (S)10.23.

  (S)6.  AMENDMENT TO (S)15 OF THE CREDIT AGREEMENT.  Section 15.6.15 of the
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Credit Agreement is hereby amended by deleting the words "(of if there is no
Borrower's Architect), such other officer of the Borrower responsible for such Project" and substituting in place thereof the words "(or if there is no Borrower's Architect, such other officer of the Borrower responsible for such Project)".

  (S)7.  AMENDMENT TO (S)18 OF THE CREDIT AGREEMENT.  Section 18 of the Credit
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Agreement is hereby amended as follows:

  (a) Section 18.7 of the Credit Agreement is hereby amended by deleting the reference to (S)17 which appears in (S)18.7 and substituting in place thereof the words "(S)(S)19 and 20 and without relieving the Borrower of any liability therefor"; and

  (b) Section 18.11 of the Credit Agreement is hereby amended by inserting immediately after the words "the Agent may reasonably request" which appear in paragraph (b) of (S)18.11 the words "(except that the Agent shall not be entitled to indemnity against any cost, claim or action which results solely from the Agent's gross negligence or willful misconduct)".

  (S)8.  AMENDMENT TO (S)22 OF THE CREDIT AGREEMENT.  Section 22 of the Credit
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Agreement is hereby amended as follows:


  (a) Section 22.1 of the Credit Agreement is hereby amended by (i) deleting the words ", in the case of the Borrower," which appear in paragraph (a) of
(S)22.1; and (ii) deleting the words "a financial institution" which appear in clause (i) of paragraph (e) of (S)22.1; and

  (b) Section 22.6 of the Credit Agreement is hereby amended by (i) deleting the letter "(a)" which appears in (S)22.6 and (ii) deleting all the text which appears immediately after the words "to treat in confidence such information" and substituting in place thereof the words "in the same manner as Banks under
(S)32".

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  (S)9.  AMENDMENT TO (S)29 OF THE CREDIT AGREEMENT.  Section 29 of the Credit
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Agreement is hereby amended by inserting immediately after the words "increase in the amount of the Commitments" which appears in the second sentence of (S)29 the words "or the Expansion Commitments".

  (S)10.  AMENDMENT TO CREDIT AGREEMENT.  The Credit Agreement is further
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amended as follows:

  (a)  by attaching thereto the new Exhibit S, which shall be in substantially
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the form as the Exhibit S attached hereto; and
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  (b)  by deleting Schedule 10.23 in its entirety.
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  (S)11.  LIMITED WAIVER.  The parties hereto hereby acknowledge and agree that
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pursuant to (a) (S)22.1(c) of the Credit Agreement, each assignment shall be in a minimum amount that is at least $5,000,000 (or, if less than $5,000,000, all of the assigning Bank's rights and obligations in respect of Revolving Credit Loans, term Loan A, Term Loan B or the Expansion Loan under the Credit Agreement); and (b) (S)22.1 of the Credit Agreement, the effective date of any Assignment and Acceptance shall be at least five (5) Business Days after the execution thereof. The Borrower and the Banks have provided the Agent with notice that in connection with an Assignment and Acceptance dated as of February 12, 1997, (a) The First National Bank of Boston desires to assign (i)
$2,500,000 of its interests, rights and obligations under the Credit Agreement to TCW Asset Management Company; (ii) $3,333,333.33 of its interests, rights and obligations under the Credit Agreement to Merrill Lynch Senior Floating Rate Fund, Inc.; and (iii) $3,333,333.33 of its interests, rights and obligations under the Credit Agreement to Merrill Lynch Prime Rate Portfolio, which assignments would not be permitted pursuant to (S)22.1(c) of the Credit Agreement and (b) the parties to such Assignment and Acceptance desire that the effective date thereunder be February 12, 1997, which would not be permitted pursuant to (S)22.1 of the Credit Agreement. As such, the Borrower has requested that the Agent and the Banks waive, to the limited extent necessary to permit the above-referenced non-compliance, the minimum assignment amounts set forth in (S)22.1(c) and the five (5) day waiting period for effectiveness of an Assignment and Acceptance which is set forth in (S)22.1. In response to the Borrower's request, upon the effectiveness of this First Amendment as described in (S)12 below, the Banks and the Agent hereby waive the above-described provisions of (S)(S)22.1(c) and 22.1 of the Credit Agreement solely to the extent necessary to permit the above-referenced non-compliance. Nothing contained in this (S)11 shall extend to any other provisions of the Credit Agreement or any of the other Loan Documents or to any matters not expressly waived herein, or be construed to imply a willingness on the part of the Agent and the Banks to grant any similar or other future waivers of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

  (S)12.  CONDITIONS TO EFFECTIVENESS.  This First Amendment shall not become
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effective until the Agent receives a counterpart of this First Amendment executed by the Borrower, the Guarantors and the Banks.

  (S)13.  REPRESENTATIONS AND WARRANTIES.  The Borrower hereby repeats, on and
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as of the date hereof, each of the representations and warranties made by it in
(S)10 of the Credit Agreement (except to the extent of changes resulting from matters contemplated or permitted by the Credit Agreement and the other Loan Documents, changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided,
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that all references therein to the Credit Agreement shall refer to such Credit
Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this First Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower, and further represents and warrants that the execution and deliver by the Borrower of this First Amendment and the performance by the Borrower of the transactions contemplated hereby will not contravene any term or condition set forth in any agreement to which the Borrower is a party or by which the Borrower is bound.
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  (S)14.  RATIFICATION, ETC.  Except as expressly amended hereby, the Credit
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Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this First Amendment shall be read and construed as a single agreement. All references in the Credit Agreement, the Loan Documents or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

  (S)15.  NO WAIVER.  Nothing contained herein shall constitute a waiver of,
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impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

  (S)16.  COUNTERPARTS.  This First Amendment may be executed in one or more
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counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

  (S)17.  GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
(WITHOUT REFERENCE TO CONFLICT OF LAWS).

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  IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as a document under seal as of the date first above written.

                            PETRO STOPPING CENTERS, L.P.



                            By: /s/ David A. Haug
                               -----------------------------------
                            Name:   David A. Haug
                            Title:  Vice President Finance


                            THE FIRST NATIONAL BANK OF BOSTON



                            By: /s/ Michael P. Hannon
                               -----------------------------------
                            Name:   Michael P. Hannon
                            Title:  Director